UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 4, 2009
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 4, 2009, the Board of Directors of Xata Corporation (the “Company” or “Xata”) amended the Company’s Restated Bylaws (the “Bylaws”), effective immediately. In addition to the Bylaw amendments described below, certain technical and clarifying Bylaw amendments were adopted, including certain amendments made to align the Bylaws with the Minnesota Business Corporations Act. The following summary of the changes effected by the Bylaw amendments is qualified in its entirety by reference to the full text of the Restated Bylaws, as amended February 4, 2009, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
•	Amended Section 2.4 to provide that notice of shareholder meetings may be given to a shareholder by means of electronic communication provided that the requirements of Minnesota Statutes are met.

•	Amended Section 2.4 to provide that notice of shareholder’s meetings to a shareholder is also effective if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, so long as the corporation has first received the written or implied consent required by those rules and regulations.

•	Amended Section 2.10 to permit that a shareholder may cast or authorize the casting of a vote by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of a proxy with the corporation or the corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective.

•	Amended Sections 2.2, 2.11 and 3.16 to clarify the purposes and notice provisions for regular and special shareholder meetings, including the addition of specific advance notice provisions with respect to director nominations made by shareholders.

•	Amended Section 3.2 to provide that notice of meetings of the Company’s Board of Directors may be given by any means authorized by statute.

•	Amended Sections 4.1 and 4.5 to provide that the Board of Directors has the authority to hire and terminate Executive Vice Presidents.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibit.

3.1	Restated Bylaws, as amended February 4, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2009	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg, General Counsel